NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of October 30, 2009 (“Effective Date”), is entered into by and between GC China Turbine Corp., a Nevada corporation (the “Company”) and Clarus Capital Ltd. (the “Purchaser”).

RECITAL

WHEREAS, the Purchaser is willing to acquire from the Company, and the Company is willing to issue to the Purchaser, on the terms and subject to the conditions set forth herein, a Convertible Promissory Note in the aggregate principal amount of $1,000,000 (the “Note”) on the terms and conditions as set forth in the Note in the form attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.       Issuance and Receipt of the Note.  Upon the Delivery Confirmation Date (as such term is defined in the Note), the Company and Purchaser shall execute the Note and the Purchaser shall transmit via wire transfer the amount of USD $1,000,000 to the Company.

2.       Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a)  Organization and Good Standing: Certificate of Incorporation and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.  To the extent the Company owns, lease or operates properties or business outside the state of its organization, the Company is duly qualified to conduct business as a foreign corporation and is in good standing as a foreign corporation in all such jurisdictions where such properties owned, leased or operated by it are located or where such business is conducted, except where the failure to so qualify or be in good standing is not reasonably likely to have a material adverse effect on the Company’s business, financial condition, results of operations, assets, liabilities or prospects (a “Material Adverse Effect”).

(b)  Corporate Power.  The Company has all requisite legal and corporate power to enter into, execute, deliver and perform its obligations under this Agreement and the Note.  This Agreement is and, the Note upon its issuance will be, valid and binding obligations of the Company, enforceable in accordance with their terms.

(c)  Authorization.

(i)           Corporate Action.  All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement and the Note, and the performance of the Company’s obligations hereunder and thereunder, has been taken.

(ii)           No Preemptive Rights.  No person has any right of first refusal or any preemptive or similar rights in connection with the issuance of the Note, or the issuance of common stock of the Company upon conversion of the Note (the “Conversion Stock”).

(d)  Offering.  In reliance, in part, on the representations and warranties of the Purchaser in Section 3 hereof, the offer and issuance of the Note in conformity with the terms of this Agreement and the issuance of the Conversion Stock will not result in a violation of the requirements of Section 5 of the Securities Act of 1933, as amended, (the “Securities Act”) or the qualification or registration requirements of any applicable state securities laws.

(e)  Compliance with Laws.  The Company is not (i) subject to the terms or provisions of any material judgment, decree, order, writ or injunction or (ii) in violation of any terms or provisions of any laws, rules, or regulations, except where such violations do not and are not likely to have a Material Adverse Effect.

(f)  Use of Proceeds.  The Company expects to use the net proceeds received under this Agreement for general working capital purposes. The Company has not reserved or allocated specific amounts for these purposes. Accordingly, the Company’s management will have broad discretion as to the application of such funds.

(g)  Public Filings.  The Company has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended, during the past twelve months (the “Company SEC Reports”).

3.       Representations and Warranties by the Purchaser. The Purchaser represents and warrants to, and covenants with, the Company as follows:

(a)  Investment. The Purchaser is acquiring the Note and, upon conversion thereof, the Conversion Stock for the Purchaser’s own account, and not directly or indirectly for the account of any other person.  The Purchaser is acquiring the Note and, upon conversion thereof, the Conversion Stock for investment and not with a view to distribution or resale thereof except in compliance with Securities Act and any applicable state law regulating securities.

(b)  Registration of Note and Conversion Stock.  The Purchaser must bear the economic risk of investment for an indefinite period of time because the Note and Conversion Stock have not been registered under the Securities Act and therefore cannot and will not be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Securities Act, will become available. Transfer of the Note and Conversion Stock have not been registered or qualified under any applicable state law regulating securities and therefore the Note and Conversion Stock cannot and will not be sold unless they are subsequently registered or qualified under any such state law or an exemption therefrom is available.  The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such state law is or will become available.

(c)  Accredited Investor. The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and the Purchaser is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Note, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Note; and (ii) the Purchaser has had the opportunity to review the risks factors identified in the Company SEC Reports.

(d)  Access to Information.  The Purchaser acknowledges that it has had access to the Company SEC Reports.  The Purchaser further acknowledges that the Company has made available to the Purchaser the opportunity to ask questions of and receive answers from the Company's officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of the Company, and the Purchaser has received such information about the business and financial condition of the Company and the terms and conditions of the Agreement as it has requested.  The Purchaser understands that the Note and Conversion Stock are speculative investments, which involve a high degree of risk of loss of the Purchaser’s entire investment.

(e)  Foreign Matters.  The Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Note, or possession or distribution of offering materials in connection with the issuance of the Note, in any jurisdiction outside the United States where legal action by the Company for that purpose is required.

(f)  Compliance with Laws.  Purchaser will not use any of the Conversion Stock to cover any short position in the Common Stock of the Company if doing so would be in violation of applicable securities laws.

4.       Indemnification.

(a)  Company’s Indemnification of Purchaser.  To the extent permitted by law, the Company shall defend, indemnify and hold harmless the Purchaser from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys’ fees resulting from any claim, demand, suit, action or proceeding brought by any third party (“Claims and Liabilities”) with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Company in this Agreement, or (ii) the breach of any covenant or agreement made by the Company in this Agreement.

(b)  Purchaser’s Indemnification of Company.  To the extent permitted by law, the Purchaser shall defend, indemnify and hold harmless the Company from and against any and all Claims and Liabilities with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by the Purchaser in this Agreement, or (ii) the breach of any covenant or agreement made by the Purchaser in this Agreement.

5.       Miscellaneous.

(a)  Waivers and Amendments.  Any provision of this Agreement may be amended, waived or modified upon the written consent of all of the parties hereto.

(b)  Governing Law.  This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws provisions of the State of Nevada or of any other state.

(c)  Entire Agreement.  This Agreement, together with the Exhibits hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(d)  Notices.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or by facsimile transmission or three (3) days after being mailed, registered or certified mail, return receipt requested, with postage prepaid to the applicable parties hereto at the address stated on the signature page hereto or if any party shall have designated a different address or facsimile number by notice to the other party given as provided above, then to the last address or facsimile number so designated.

(e)  Validity.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

(f)   Counterparts.  This Agreement may be executed in any number of counterparts, and a party’s delivery of a signed counterpart by facsimile transmission shall constitute that party’s due execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first written above.

GC China Turbine Corp.,
a Nevada corporation

By: _________________________________

Name: Qi Na
Title: Chief Executive Officer

Address: No. 86, Nanhu Avenue
 East Lake Development Zone, Wuhan, China

Clarus Capital Ltd.

By: _________________________________

Name: _______________________________
Title: ________________________________

Address: _____________________________
_____________________________

EXHIBIT A
FORM OF CONVERTIBLE PROMISSORY NOTE